UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2011

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2718 Montana Ave., Suite 220
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4902

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011 and June 13, 2011, Lyle Berman, the Chairman of the Board of Directors of Voyager Oil & Gas, Inc. (the “Company”) was informed by two of its directors, Terry Harris and Steve Lipscomb, that they had resigned from the Company’s Board of Directors.

Mr. Harris’ decision to resign from the Board of Directors is based upon his desire to focus on his personal business opportunities.  Mr. Harris had served on the Board of Director’s Governance and Nominating Committee and Compensation Committee prior to his resignation.

After overseeing the merger of ante4, Inc., as well as the spin-off of the assets of the World Poker Tour, Mr. Lipscomb is moving on to other projects.

The Company is not seeking to fill the two vacancies on its Board of Directors at this time.  The Company believes that its Board of Directors should consist of its current seven members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC.

Date: June 15, 2011	By:	/s/ Mitch Thompson
Mitch Thompson
Chief Financial Officer